Exhibit 21

Subsidiaries of the Registrant
AMC Networks Inc.

Subsidiary	Jurisdiction of Formation	Percent Owned
11 Penn TV, LLC	Delaware	100%
AMC Film Holdings LLC	Delaware	100%
AMC Network Entertainment LLC	New York	100%
AMC Networks Broadcasting & Technology	New York	100%
AMC Networks Ventures LLC	Delaware	100%
AMC Television Productions LLC	Delaware	100%
AMC/Sundance Channel Global Networks LLC	Delaware	100%
American Movie Classics IV Holdings Corporation	Delaware	100%
Crossed Pens Development LLC	Delaware	100%
Digital Store LLC	Delaware	100%
Five Moons Productions I LLC	Delaware	100%
Halt and Catch Fire Productions I LLC	Delaware	100%
IFC Entertainment Holdings LLC	Delaware	100%
IFC Entertainment LLC	Delaware	100%
IFC Films LLC	Delaware	100%
IFC In Theaters LLC	Delaware	100%
IFC Productions I L.L.C.	Delaware	100%
IFC Theatres Concessions LLC	Delaware	100%
IFC Theatres, LLC	Delaware	100%
IPTV LLC	Delaware	100%
LS VOD Holdings LLC	Delaware	100%
Making Waves Studio Production LLC	Delaware	100%
Peach Pit Properties LLC	Delaware	100%
Philly Productions LLC	Delaware	100%
Rainbow Film Holdings LLC	Delaware	100%
Rainbow Media Enterprises, Inc.	Delaware	100%
Rainbow Media Holdings LLC	Delaware	100%
Rainbow National Services LLC	Delaware	100%
Rainbow Programming Holdings LLC	Delaware	100%
Rectify Productions II LLC	Delaware	100%
Rectify Productions LLC	Delaware	100%
Red Monday Programming LLC	Delaware	100%
RMH GE Holdings I, Inc.	Delaware	100%
RNC Holding Corporation	Delaware	100%
RNC II Holding Corporation	Delaware	100%
Selects VOD LLC	Delaware	100%
Sleuth Secrets Productions LLC	Delaware	100%
Sports On Demand LLC	Delaware	100%
Sundance Channel (UK) Limited	United Kingdom	100%
Sundance Channel Asia LLC	Delaware	100%
Sundance Channel Europe LLC	Delaware	100%

Sundance Channel L.L.C.	Delaware	100%
Sundance Film Holdings LLC	Delaware	100%
The Independent Film Channel LLC	Delaware	100%
Turn Productions I LLC	Delaware	100%
TWD Productions II LLC	Delaware	100%
TWD Productions III LLC	Delaware	100%
TWD Productions IV LLC	Delaware	100%
TWD Productions LLC	Delaware	100%
Voom HD Holdings LLC	Delaware	100%
WE tv Asia LLC	Delaware	100%
WE: Women's Entertainment LLC	Delaware	100%
Wedding Central LLC	Delaware	100%
Yeah IPTV LLC	Delaware	100%